EXHIBIT NO. 99.(a) 20

MFS SERIES TRUST I

CERTIFICATION OF AMENDMENT

TO DECLARATION OF TRUST

REDESIGNATION OF SERIES

Pursuant to Sections 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of MFS Series Trust I (the “Trust”), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

The series designated as MFS Low Volatility U.S. Equity Fund shall be redesignated as MFS Low Volatility Equity Fund.

Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of September 11, 2013 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER	JOHN P. KAVANAUGH
Robert E. Butler	John P. Kavanaugh
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

MAUREEN R. GOLDFARB	ROBERT J. MANNING
Maureen R. Goldfarb	Robert J. Manning
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

DAVID H. GUNNING	J. DALE SHERRATT
David H. Gunning	J. Dale Sherratt
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

WILLIAM R. GUTOW	LAURIE J. THOMSEN
William R. Gutow	Laurie J. Thomsen
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

MICHAEL HEGARTY	ROBERT W. UEK
Michael Hegarty	Robert W. Uek
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199